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As filed with the Securities and Exchange Commission on October 17, 2017

Registration No. 333-220785

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EWT Holdings I Corp.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3999 (Primary Standard Industrial Classification Code Number)	46-4132761 (I.R.S. Employer Identification No.)

210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ronald C. Keating
Chief Executive Officer
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Andrew B. Barkan, Esq. Meredith L. Mackey, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Vincent Grieco General Counsel Evoqua Water Technologies Corp. 210 Sixth Avenue Pittsburgh, Pennsylvania 15222 (724) 772-0044	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*
On October 16, 2017, EWT Holdings I Corp. was renamed Evoqua Water Technologies Corp.

 EXPLANATORY NOTE

        This Amendment No. 2 (the "Amendment") to the Registration Statement on Form S-1 (File No. 333-220785) (the "Registration Statement") of Evoqua Water Technologies Corp. is being filed solely for the purpose of filing certain exhibits to the Registration Statement and updating Item 16 of Part II of the Registration Statement. Accordingly, the Amendment consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the index to exhibits, the signatures and the filed exhibits and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

        The exhibits filed herewith are set forth on the index to exhibits filed as a part of this Registration Statement beginning on page II-2 hereof.

INDEX TO EXHIBITS

Exhibit No.		Exhibit Description
1.1	*	Form of Underwriting Agreement.

3.1		Amended and Restated Certificate of Incorporation of Evoqua Water Technologies Corp.

3.2		Amended and Restated Bylaws of Evoqua Water Technologies Corp.

4.1		Specimen Common Stock Certificate of Evoqua Water Technologies Corp.

5.1		Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

10.1	**	First Lien Credit Agreement, among EWT Holdings III Corp., as the borrower, EWT Holdings II Corp., as the parent guarantor, the financial institutions party thereto as lenders, Credit Suisse AG, as administrative agent and Credit Suisse AG, as collateral agent, dated January 15, 2014.

10.2	**	Incremental Term Facility Amendment No. 1, among EWT Holdings III Corp., as the borrower, EWT Holdings II Corp., as the parent guarantor, EWT Holdings II Corp.'s indirect wholly-owned subsidiaries party thereto as guarantors, the financial institutions party thereto as lenders, Credit Suisse AG, as administrative agent and Credit Suisse AG, as collateral agent, dated April 15, 2016.

10.3	**	Amendment No. 2, among EWT Holdings III Corp., as the borrower, EWT Holdings II Corp., as the parent guarantor, EWT Holdings II Corp.'s indirect wholly-owned subsidiaries party thereto as guarantors, the financial institutions party thereto as lenders, Credit Suisse AG, as administrative agent and Credit Suisse AG, as collateral agent, dated October 28, 2016.

10.4	**	Amendment No. 3, among EWT Holdings III Corp., as the borrower, EWT Holdings II Corp., as the parent guarantor, EWT Holdings II Corp.'s indirect wholly-owned subsidiaries party thereto as guarantors, the financial institutions party thereto as lenders, Credit Suisse AG, as administrative agent and Credit Suisse AG, as collateral agent, dated March 6, 2017.

10.5	**	Amendment No. 4, among EWT Holdings III Corp., as the borrower, EWT Holdings II Corp., as the parent guarantor, EWT Holdings II Corp.'s indirect wholly-owned subsidiaries party thereto as guarantors, the financial institutions party thereto as lenders, Credit Suisse AG, as administrative agent and Credit Suisse AG, as collateral agent, dated August 8, 2017.

10.6		Second Amended and Restated Stockholders' Agreement, among EWT Holdings I Corp., AEA Investors Fund V LP, AEA Investors Fund V-A LP, AEA Investors Fund V-B LP, AEA Investors Participant Fund V LP, AEA Investors QP Participant Fund V LP and the additional investors party thereto, dated December 11, 2014.

10.7		Second Amended and Restated Registration Rights Agreement, among Evoqua Water Technologies Corp., AEA Investors Fund V LP, AEA Investors Fund V-A LP, AEA Investors Fund V-B LP, AEA Investors Participant Fund V LP, AEA Investors QP Participant Fund V LP and the additional investors party thereto, dated October 16, 2017.

10.8	**	Management Agreement, among WTG Holdings I Corp., WTG Holdings III Corp. and AEA Investors LP, dated January 7, 2014.

10.9		Employment Agreement, by and between Ronald Keating and the Company, dated September 8, 2014.

10.10		Amendment, dated September 6, 2017, to Employment Agreement, by and between Ronald Keating and the Company, dated September 8, 2014.

Exhibit No.		Exhibit Description
10.11		Employment Agreement, by and between Benedict J. Stas and the Company, dated February 26, 2015.

10.12		Amended and Restated Amendment, dated October 13, 2017, to Employment Agreement, by and between Benedict J. Stas and the Company, dated February 26, 2015.

10.13		Employment Agreement, by and between James Irwin and the Company, dated April 26, 2016.

10.14		Amendment, dated September 6, 2017, to Employment Agreement, by and between James Irwin and the Company, dated April 26, 2016.

10.15		Employment Agreement, by and between Rodney Aulick and the Company, dated April 14, 2014.

10.16		Amendment, dated September 6, 2017, to Employment Agreement, by and between Rodney Aulick and the Company, dated April 14, 2014.

10.17	**	EWT Holdings I Corp. Stock Option Plan.

10.18		Employment Agreement, by and between Malcolm Kinnaird and the Company, dated April 14, 2014.

10.19		Amendment, dated September 6, 2017, to Employment Agreement, by and between Malcolm Kinnaird and the Company, dated April 14, 2014.

10.20		Employment Agreement, by and between Kenneth Rodi and the Company, dated March 14, 2016.

10.21		Amendment, dated September 6, 2017, to Employment Agreement, by and between Kenneth Rodi and the Company, dated March 14, 2016.

10.22		Employment Agreement, by and between Anthony Webster and the Company, dated January 20, 2016.

10.23		Amended and Restated Amendment, dated October 13, 2017, to Employment Agreement, by and between Anthony Webster and the Company, dated January 20, 2016.

10.24		Bonus Agreement, by and between Anthony Webster and the Company, dated March 1, 2016.

10.25		Employment Agreement, by and between Edward N. May and the Company, dated August 22, 2014.

10.26		Amendment, dated September 6, 2017, to Employment Agreement, by and between Edward N. May and the Company, dated August 22, 2014.

10.27		Employment Agreement, by and between Vincent Grieco and the Company, dated September 6, 2017.

10.28		Employment Agreement, by and between James M. Kohosek and the Company, dated September 6, 2017.

10.29		Form of Nonqualified Stock Option Agreement.

10.30		Form of 2017 Equity Incentive Plan.

10.31		Form of 2017 Annual Incentive Plan.

10.32		Form of Standard Restricted Stock Unit Agreement.

10.33		Form of Indemnification Agreement.

Exhibit No.		Exhibit Description
21.1		List of subsidiaries of Evoqua Water Technologies Corp.

23.1	**	Consent of Ernst & Young LLP.

23.2	**	Consent of RSM US LLP.

23.3	**	Consent of Amane Advisors.

23.4		Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney.

*
To be filed by amendment.

**
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Pennsylvania, on this 17th day of October, 2017.

EWT Holdings I Corp.
By:	/s/ BENEDICT J. STAS Benedict J. Stas Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ronald C. Keating	Chief Executive Officer (Principal Executive Officer)	October 17, 2017
/s/ BENEDICT J. STAS Benedict J. Stas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 17, 2017
* Martin Lamb	Chairman of the Board and Director	October 17, 2017
* Nick Bhambri	Director	October 17, 2017
* Gary Cappeline	Director	October 17, 2017
* Judd Gregg	Director	October 17, 2017
* Brian R. Hoesterey	Director	October 17, 2017

Signature		Title	Date

* Vinay Kumar		Director	October 17, 2017
*By:	/s/ BENEDICT J. STAS Benedict J. Stas Attorney-in-fact

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules
INDEX TO EXHIBITS
SIGNATURES